SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS CLA B

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                12/16/96           10,000            15.5100
          GAMCO INVESTORS, INC.
                                12/17/96            8,500            15.2279
                                12/16/96           21,000            15.3607
                                12/12/96            1,000            15.7500



























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



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